UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2005

DaVita Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4034	51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Hawaii Street, El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 536-2400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 28, 2005, DaVita Inc. (“DaVita”) and Gambro Healthcare, Inc., a Tennessee corporation (“Gambro Healthcare US” and, together with DaVita, collectively, the “Sellers”) entered into an Asset Purchase Agreement (the “Agreement”) with RenalAmerica, Inc., a Delaware corporation (the “Buyer”) to sell 70 freestanding renal dialysis centers (collectively, the “Assets”) to the Buyer. The purchase price for the Assets is $320.5 million, subject to post-closing adjustments, payable by the Buyer in cash at the closing. The Buyer has agreed to assume specified liabilities related to the Assets, and other liabilities will be retained by the Sellers. Completion of the transaction is subject to certain closing conditions, including consummation of DaVita’s acquisition of Gambro Healthcare US. A copy of a relevant press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release, dated July 28, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2005

DaVita Inc.

By:	/s/ Joseph Schohl
Joseph Schohl Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Number	Exhibit

99.1	Press release, dated July 28, 2005